UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2018
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On May 17, 2018, Insignia Systems, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Nick Swenson (“Swenson”), Air T, Inc. (“Air T”), and Groveland Capital LLC (together with Swenson and Air T, the “Shareholder Group”).

On the same date, pursuant to the terms of the Agreement, the Company: (i) increased the size of the Company’s board of directors (the “Board”) to six and (ii) appointed Suzanne L. Clarridge and Loren A. Unterseher (collectively, the “New Directors”) to serve as additional directors. F. Peter Zaballos retired from the Board and all committees. Steven Zenz announced his retirement from the Board to be effective as of the Company’s 2019 annual meeting of shareholders. The Company and the Shareholder Group have agreed to collaboratively identify and appoint a replacement for Mr. Zenz in 2019, should the Board decide to do so.

With respect to the 2018 Annual Meeting, the Shareholder Group agreed to, among other things, vote in favor of the Company’s director nominees and in accordance with the Board’s recommendation on all other proposals, unless Institutional Shareholder Services recommends otherwise. Pursuant to the Agreement, the Company will submit a proposal for disinterested shareholders to determine, under Minnesota’s Control Share Acquisition Act, whether to restore voting rights to those shares held by the Shareholder Group and its affiliates above 20% of the Company’s outstanding shares.

The Shareholder Group has agreed to certain customary standstill provisions, effective as of the date of the Agreement through 60 days prior to the expiration of the applicable notice period specified in the Company’s Bylaws related to the nominations of directors at its 2020 annual meeting of shareholders.

The foregoing does not purport to be a complete summary of the terms of the Agreement and is qualified by reference to the full text of the Agreement, which is provided as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 regarding the retirement of Mr. Zaballos, pending retirement of Mr. Zenz and elections of Ms. Clarridge and Mr. Unterseher is incorporated into this Item 5.02. Ms. Clarridge will initially serve as a member of the Board’s Governance, Compensation and Nominating Committee and Mr. Unterseher will initially serve as a member of the Board’s Audit committee.

Other than as described in Item 1.01 above, there are no arrangements or understandings between any of the New Directors and any other person pursuant to which they were selected as directors.

Item 7.01.       Regulation FD Disclosure.

On May 18, 2018, the Company issued a press release announcing the foregoing actions, the text of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Cooperation Agreement with Nick Swenson, Air T, Inc., and Groveland Capital LLC, dated May 17, 2018	Filed Electronically
99.1	Press Release, dated May 18, 2018	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: May 18, 2018	By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer